Exhibit I

AGREEMENT

This AGREEMENT (this “Agreement”) is made as of September 18, 2007, by and among Universal American Financial Corp., a New York corporation (“Parent”), MH Acquisition I Corp., a Delaware corporation and wholly owned subsidiary of Parent (the “Delaware Corp. Merger Sub”), MH Acquisition II LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (the “Delaware LLC Merger Sub” and, together with the Delaware Corp. Merger Sub, collectively, the “Merger Subs”), MHRx LLC, a Delaware limited liability company (“MHRx”), MemberHealth, Inc., an Ohio corporation and wholly owned subsidiary of MHRx (the “Company”), Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership, as the “Shareholder Representative” referred to in the Merger Agreement (as defined below) (the “Shareholder Representative”; Parent, the Merger Subs, MHRx, the Company and the Shareholder Representative are herein collectively referred to as the “Merger Agreement Parties”), Lee-Universal Holdings, LLC (“Lee”), Welsh, Carson, Anderson & Stowe X, L.P. (“WCAS X”), Union Square Universal Partners, L.P. (“Union Square”), Perry Partners, L.P., Perry Partners International, Inc., Perry Private Opportunities Fund, L.P., Perry Private Opportunities Offshore Fund, L.P. (the afore-named Perry entities are referred to herein collectively as “Perry”; Parent, Lee, WCAS X, Union Square and Perry are herein collectively referred to as the “SPA Parties” and Lee, WCAS X, Union Square and Perry are herein collectively referred to as the “SPA Investors”), and Bank of America, N.A., in its capacity as administrative agent (the “Administrative Agent”) for itself and certain other lenders under the Credit Agreement dated as of the date hereof among Parent, the Administrative Agent and the other lenders and agents from time to time party thereto (the “Credit Agreement”).

BACKGROUND

A        On May 7, 2007, the Merger Agreement Parties entered into a certain Agreement and Plan of Merger and Reorganization (as the same may be amended from time to time, the “Merger Agreement”) pursuant to which Parent has agreed to acquire the Company by means of certain mergers described therein involving the Merger Subs and the Company (the “Mergers”);

B.        Additionally, on May 7, 2007, the SPA Parties entered into a certain Securities Purchase Agreement (as the same may be amended from time to time, the “Securities Purchase Agreement”) pursuant to which the Investors named therein have severally agreed to purchase securities in connection with the consummation of the Mergers;

C.        The parties hereto have determined that all of the conditions to the consummation of the transactions contemplated by the Merger Agreement that are contained in Article 6 of the Merger Agreement and all of the conditions to the consummation of the transactions contemplated by the Securities Purchase Agreement that are contained in Article 6 of the Securities Purchase Agreement have either been satisfied or are capable of satisfaction (and ready to be satisfied) on the date hereof but that it is in their mutual best interests to delay the delivery of the closing documentation under the Merger Agreement and the Securities Purchase Agreement, the filing of the Certificates of Merger (such term being used herein as defined in the Merger Agreement), the delivery of the Initial Merger Consideration (such term being used herein as defined in the Merger Agreement) under the Merger Agreement and the Convertible Shares (such term being used herein as defined in the Securities Purchase Agreement) to be issued to the SPA Investors under the Securities Purchase Agreement and the cash purchase price therefor until October 15, 2007 or the date of any earlier delivery of an Escrow Release Certificate (such term being used herein as defined in the Closing Escrow Agreement) (such date, the “Closing Escrow Release Date”);

D.        The parties hereto desire to (i) enter into a certain Escrow Agreement (the “Closing Escrow Agreement”), dated as of the date hereof, by and among the parties hereto and The Bank of New York, a New York banking corporation, as escrow agent (the “Closing Escrow Agent”), pursuant to which the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement will be consummated on the Closing Escrow Release Date and (ii) set forth herein their mutual understanding and agreement that there shall be no remaining conditions to the consummation of the transactions contemplated by the Merger Agreement or the Securities Purchase Agreement other than the passage of time (i.e., the occurrence of the Closing Escrow Release Date); and

E.	In furtherance of the foregoing, on the date hereof:

1.         the SPA Investors are depositing cash in an aggregate amount of $250,000,000 with the Closing Escrow Agent (the “Investor Cash). Parent is borrowing under the Credit Agreement and the Administrative Agent is depositing, at the request of Parent, additional cash in an aggregate amount of $257,399,174.16 with the Closing Escrow Agent, of which $96,500,000 is referred to as the “Merger Consideration Cash” and $160,899,174.16 is referred to as the “Surplus Cash”. The Investors are depositing the Investor Cash, and Parent is borrowing under the Credit Agreement and, at the request of Parent, the Administrative Agent is depositing the Merger Consideration Cash in order to provide all of the funds necessary for the payment of the Initial Merger Consideration on the Closing Escrow Release Date (all such funds being referred to herein as the “Closing Escrow Cash”);

2.         Parent is depositing with the Closing Escrow Agent certificates representing all shares of its Common Stock that are necessary for purposes of delivering the Initial Stock Merger Consideration on the Closing Escrow Release Date (the “Merger Escrow Shares”);

3.         Parent is depositing with the Closing Escrow Agent certificates representing all Convertible Shares (such term being used herein as defined in the Securities Purchase Agreement) to be sold to the SPA Investors on the Closing Escrow Release Date (the “SPA Escrow Shares”);

4.         the Merger Agreement Parties are depositing with the Closing Escrow Agent fully executed Certificates of Merger for purposes of effecting the Mergers on the Closing Escrow Release Date; and

5.         certain of the parties hereto are depositing with the Closing Escrow Agent executed versions of the other Escrow Documents (such term being used herein as defined in the Closing Escrow Agreement) for purposes of delivery on the Closing Escrow Release Date.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.	Closing of the Merger Agreement.

Capitalized terms used in this Section 1 but not otherwise defined in this Agreement shall have the definitions ascribed to such terms in the Merger Agreement.

a.         Simultaneously with the execution and delivery of this Agreement, (i) the Closing Escrow Agreement is being executed and delivered by the parties thereto, (ii) the Escrow Documents described under the heading “Merger Agreement Escrow Documents” on Schedule I thereto (“Merger Escrow Documents”) are being delivered by the parties thereto to the Closing Escrow Agent and (iii) the Initial Merger Consideration is being delivered to the Closing Escrow Agent. The parties hereto agree that, notwithstanding anything to the contrary contained in Article 6 of the Merger Agreement, all conditions to the Closing set forth in Article 6 of the Merger Agreement have been irrevocably and unconditionally satisfied for all purposes and that from and after the date hereof none of the obligations of the Merger Agreement Parties under the Merger Agreement, this Agreement or the Closing Escrow Agreement shall be subject to any of the conditions to closing set forth in Article 6 of the Merger Agreement or any other conditions except for the occurrence of the date October 15, 2007 or the earlier delivery of an Escrow Release Certificate. Notwithstanding anything to the contrary contained herein, nothing in this Agreement is intended to relieve the parties of their obligations to effect the transactions contemplated by the Merger Agreement and the Escrow Agreement on the Escrow Release Date, including the filing of the Certificates of Merger, as contemplated by Section 5 of the Escrow Agreement.

b.         The covenants and agreements set forth in the Merger Agreement shall continue in full force and effect until the Closing Escrow Release Date, and all covenants and agreement that survive the Closing (as defined in the Merger Agreement) shall thereafter continue to survive in accordance with their terms. For the avoidance of doubt it is acknowledged and agreed that the Merger Agreement Parties’ compliance with the covenants and agreements set forth in the Merger Agreement shall not constitute a condition to the obligations of any of the Merger Agreement Parties to consummate the transactions contemplated by the Merger Agreement, this Agreement or the Closing Escrow Agreement; provided, however, that notwithstanding anything to the contrary contained in this Section 1(b), no party hereby waives any right to any indemnity or damages to which it is entitled by reason of any other party’s failure to comply with any applicable provision of the Merger Agreement.

c.         Notwithstanding anything to the contrary in the Merger Agreement, any and all breaches of representations set forth in the Merger Agreement that (i) are caused solely by the delay of the delivery of the closing documentation under the Merger Agreement and the Securities Purchase Agreement, the filing of the Certificates of Merger, the delivery of the Initial

Merger Consideration under the Merger Agreement and the Convertible Shares to be issued to the SPA Investors under the Securities Purchase Agreement until October 15, 2007 or an earlier date, pursuant to this Agreement and the Closing Escrow Agreement or (ii) that arise from a representation or warranty becoming inaccurate after the date hereof, are hereby irrevocably and unconditionally waived.

d.         The Merger Agreement Parties agree that the date October 7, 2007 contained in Section 7.1(b) of the Merger Agreement is extended until all distributions and other transactions contemplated by the Merger Agreement and the Closing Escrow Agreement have been completed on the Closing Escrow Release Date.

e.         The Closing Date under the Merger Agreement shall be deemed to be the Closing Escrow Release Date which shall (i) be the date on which the Certificates of Merger are filed pursuant to Section 5(a) of the Closing Escrow Agreement and (ii) occur no later than October 15, 2007.

f.         On the Closing Escrow Release Date, the Initial Merger Consideration shall be released from the escrow established pursuant to the Closing Escrow Agreement and the Closing Escrow Agent shall (i) deliver to the members of MHRx (A) the Initial Cash Merger Consideration (other than the Escrow Cash and subject to any tax withholdings permitted by the Merger Agreement and deductions for the payment of expenses or establishment of reserves as permitted by the Merger Agreement and directed by the Shareholder Representative) and (B) certificates evidencing the Initial Parent Shares (other than the Escrow Shares) registered in the names of the MHRx members, as required by, and in accordance with instructions provided by MHRx as contemplated by Section 2.9 of the Merger Agreement, and (ii) deposit the Escrow Cash and Escrow Shares (as such terms are defined in the Escrow Agreement) into the Escrow Fund as contemplated by the Merger Agreement.

g.         On the Closing Escrow Release Date, the Merger Escrow Documents shall be delivered by the Closing Escrow Agent to the Merger Agreement Parties entitled to receive such documents under the Closing Escrow Agreement, the Merger Agreement or such Merger Escrow Documents. Notwithstanding anything else to the contrary contained in such Merger Escrow Documents, the Merger Agreement, this Agreement and the Closing Escrow Agreement, each of the Merger Escrow Documents listed on Schedule I hereto shall be dated and effective upon such release on the Closing Escrow Release Date and all other Merger Escrow Documents shall be dated and effective as of the date hereof.

h.         On the Closing Escrow Release Date, all interest earned on the Escrow Cash (as such term is defined in the Closing Escrow Agreement) shall be delivered to MHRx and the Board of Directors of Parent shall be reconstituted as contemplated by the Shareholders Agreement.

Section 2.	Closing of the Securities Purchase Agreement.

Capitalized terms used in this Section 2 but not otherwise defined in this Agreement shall have the definitions ascribed to such terms in the Securities Purchase Agreement.

a.         Simultaneously with the execution and delivery of this Agreement, (i) the Escrow Agreement is being executed and delivered by the parties thereto, (ii) the Escrow Documents described under the heading “Securities Purchase Agreement Escrow Documents” on Schedule II thereto (“Securities Purchase Agreement Escrow Documents”) are being delivered by the parties thereto to the Closing Escrow Agent and (iii) the Escrow Cash and the SPA Escrow Shares are being delivered to the Closing Escrow Agent. The parties hereto agree that, notwithstanding anything to the contrary contained in Article 6 of the Securities Purchase Agreement, all conditions to the Closing set forth in Article 6 of the Securities Purchase Agreement have been irrevocably and unconditionally satisfied for all purposes and that from and after the date hereof none of the obligations of the Securities Purchase Agreement Parties under the Securities Purchase Agreement, this Agreement or the Closing Escrow Agreement shall be subject to any of the conditions to closing set forth in Article 6 of the Securities Purchase Agreement or any other conditions except for the occurrence of the date October 15, 2007 or the earlier delivery of an Escrow Release Certificate. Notwithstanding anything to the contrary contained herein, nothing in this Agreement is intended to relieve the parties of their obligations to effect the transactions contemplated by the Securities Purchase Agreement and the Escrow Agreement on the Escrow Release Date as contemplated by Section 5 of the Escrow Agreement.

b.         The covenants and agreements set forth in the Securities Purchase Agreement shall continue in full force and effect until the Closing Escrow Release Date, and all covenants and agreement that survive the Closing (as defined in the Securities Purchase Agreement) shall thereafter continue to survive in accordance with their terms. For the avoidance of doubt it is acknowledged and agreed that the SPA Parties’ compliance with the covenants and agreements set forth in the Securities Purchase Agreement shall not constitute a condition to the obligations of any of the SPA Parties to consummate the transactions contemplated by the Securities Purchase Agreement, this Agreement or the Closing Escrow Agreement; provided, however, that notwithstanding anything to the contrary contained in this Section 2(b), no party hereby waives any right to any indemnity or damages to which it is entitled by reason of any other party’s failure to comply with any applicable provision of the Securities Purchase Agreement.

c.         Notwithstanding anything to the contrary in the Securities Purchase Agreement, any and all breaches of representations set forth in the Securities Purchase Agreement that (i) are caused solely by the delay of the delivery of the closing documentation under the Merger Agreement and the Securities Purchase Agreement, the filing of the Certificates of Merger, the delivery of the Initial Merger Consideration under the Merger Agreement and the Convertible Shares to be issued to the SPA Investors under the Securities Purchase Agreement until October 15, 2007 or an earlier date, pursuant to this Agreement and the Closing Escrow Agreement or (ii) that arise from a representation or warranty becoming inaccurate after the date hereof, are hereby irrevocably and unconditionally waived.

d.         The SPA Parties agree that the date October 7, 2007 contained in Section 7.1(b) of the Securities Purchase Agreement is extended until all distributions and other transactions contemplated by the Securities Purchase Agreement and the Closing Escrow Agreement have been completed on the Closing Escrow Release Date.

e.         The Closing Date for purposes of the Securities Purchase Agreement shall be deemed to be the Closing Escrow Release Date which shall be date on which the Certificates of Merger are filed pursuant to Section 5(a) of the Escrow Agreement and which shall occur no later than October 15, 2007.

f.         On the Closing Escrow Release Date, the SPA Escrow Shares shall be released from the escrow established pursuant to the Closing Escrow Agreement and delivered by the Closing Escrow Agent to the SPA Investors and the Securities Purchase Agreement Escrow Documents shall be delivered by the Closing Escrow Agent to the SPA Parties entitled to receive such documents under the Closing Escrow Agreement, the Securities Purchase Agreement or such Securities Purchase Agreement Escrow Documents. Notwithstanding anything else to the contrary contained in such Securities Purchase Agreement Escrow Documents, the Securities Purchase Agreement, this Agreement and the Closing Escrow Agreement, each of the Securities Purchase Agreement Escrow Documents listed on Schedule I hereto shall be dated and effective upon such release on the Closing Escrow Release Date and all other Securities Purchase Agreement Escrow Documents shall be dated and effective as of the date hereof.

g.         On the Closing Escrow Release Date, the Board of Directors of Parent shall be reconstituted as contemplated by the Shareholders Agreement

Section 3.        Execution of the Closing Escrow Agreement. The parties hereto shall enter into and perform their duties under the Closing Escrow Agreement, including the delivery of any required Escrow Items (as such term is defined in the Closing Escrow Agreement) to the Closing Escrow Agent.

Section 4.        Enforcement. The provisions of Section 8.8 (Jurisdiction and Venue; Waiver of Jury Trial), Section 8.14 (No Strict Construction) and Section 8.15 (Specific Performance) of the Merger Agreement shall apply mutatis mutandis to this Agreement.

Section 5.        Further Assurances. From time to time after the date of this Agreement, without the payment of any additional consideration, each party hereto shall execute all such instruments and take all such actions as the other parties shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof and all of transactions contemplated by this Agreement.

Section 6.        Assignability; Successors and Assigns; Entire Agreement; No Third Party Beneficiaries. No party hereto may make any assignment, delegation or transfer of any of its rights, interests or obligations hereunder without, in each case, obtaining the prior written consent of the other parties hereto and any purported assignment, delegation or transfer without such consent shall be of no force or effect. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and executors, administrators and heirs. This Agreement (together with the Closing Escrow Agreement) sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective heirs, successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any person, other than the parties hereto and their respective heirs, successors, permitted assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

Section 7.        Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement will not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid will substantially impair the benefits of the remaining portions of this Agreement.

Section 8.        Notices. All notices, requests, demands, claims and other communications required or permitted hereunder will be in writing and will be sent by facsimile, nationally recognized overnight courier, registered mail or certified mail. Any notice, request, demand, claim or other communication required or permitted hereunder will be deemed duly given, as applicable, (a) when so delivered by facsimile, (b) one (1) Business Day following the date sent when sent by overnight delivery or (c) five (5) Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid to the following address:

(i)	If to Parent or either of the Merger Subs to:

Universal American Financial Corp.

6 International Drive

Rye Brook, New York 10573-1068

Attention: Mitchell Stier, Esq.

Telephone: (914) 934-5200

Facsimile: (914) 934-0700

with a required copy to (which shall not constitute notice):

Dechert LLP

30 Rockefeller Plaza

New York, New York 10112

Attention: Gerald Adler, Esq.

Telephone: (212) 698-3679

Facsimile: (212) 698-3599

(ii)	If to MHRx, the Company or the Shareholder Representative, to:

c/o Welsh, Carson, Anderson & Stowe

320 Park Avenue, Suite 2500

New York, New York 10022-6815

Telephone number: (212) 893-9500

Facsimile number: (212) 893-9583

Attention: Sean M. Traynor

with a required copy to (which shall not constitute notice):

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Telephone Number: (212) 596-9000

Facsimile Number: (212) 598-9090

Attn: Othon A. Prounis, Esq. and Christopher W. Rile, Esq.

(iii)	If to WCAS X, to:

Welsh, Carson, Anderson & Stowe

320 Park Avenue, Suite 2500

New York, New York 10022-6815

Telephone number: (212) 893-9500

Facsimile number: (212) 893-9583

Attention: Sean M. Traynor

with required copies (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Telephone number: (212) 596-9000

Facsimile number: (212) 596-9090

Attention: Othon A. Prounis, Esq. and Christopher W. Rile, Esq.

- and-

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Telephone number: (212) 310-8000

Facsimile number: (212) 310-8007

Attention: Malcolm Landau, Esq.

(iv)	If to Lee:

Lee Equity Partners

767 Fifth Avenue

New York, New York 10153

Telephone number: (212) 888-1500

Facsimile number: (212) 888-6388

Attention: Mark Gormley/Benjamin Hochberg

with required copies (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Telephone number: (212) 310-8000

Facsimile number: (212) 310-8007

Attention: Malcolm Landau, Esq.

(v)	If to Perry:

Perry Capital, LLC

767 Fifth Avenue

New York, New York 10153

Telephone number: (212) 583-4000

Facsimile number: (212) 583-4146

Attention: Michael C. Neus

with required copies (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019-7475

Telephone number: (212) 474-1000

Facsimile number: (212) 474-3700

Attention: Mark Greene, Esq.

- and -

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Telephone number: (212) 310-8000

Facsimile number: (212) 310-8007

Attention: Malcolm Landau, Esq.

(vi)	If to Union Square:

Union Square Partners

230 Park Avenue South, 11th floor

New York, New York 10003

Telephone number: (212) 965-2400

Facsimile number: (212) 343-5206

Attention: Bob Spass/Eric Leathers

with required copies (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Telephone number: (212) 310-8000

Facsimile number: (212) 310-8007

Attention: Malcolm Landau, Esq.

(vii)	If to the Administrative Agent:

Bank of America, N.A.

100 North Tryon Street

NCI-007-17-15

Charlotte, North Carolina 28255

Attention: Alysa Trakas

Section 9.        Governing Law. This Agreement, and all claims arising in whole or in part out of, related to, based upon, or in connection herewith or the subject matter hereof will be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

Section 10.      Headings; Interpretation. The headings in this Agreement are for convenience of reference only and will not constitute a part of this Agreement, nor will they affect their meaning, construction or effect. References herein to Sections, Exhibits, Schedules or Annexes shall refer to Sections, Exhibits, Schedules or Annexes of or to this Agreement, unless otherwise identified.

Section 11.      Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original, and all of which taken together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic means, such as facsimile or portable document format, shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 12.      No Further Amendments. Except as amended hereby, the Merger Agreement and the Securities Purchase Agreement shall remain in full force and effect enforceable in accordance with their terms.

Section 13.      Amendments. This Agreement may not be amended or modified at any time except by a written instrument executed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

UNIVERSAL AMERICAN FINANCIAL CORP.
By:	/s/ Robert A. Waegelein
Name: Robert A. Waegelein Title: Executive Vice President and Chief Financial Officer

MH ACQUISITION I CORP.
By:	/s/ Robert A. Waegelein
Name: Robert A. Waegelein Title: Executive Vice President and Chief Financial Officer

MH ACQUISITION II LLC
By:	/s/ Robert A. Waegelein
Name: Robert A. Waegelein Title: President

MEMBERHEALTH, INC.
By:	/s/ Charles E. Hallberg
Name: Charles E. Hallberg
Title: Chief Executive Officer

MHRx LLC
By:	/s/ Sean M. Traynor
Name: Sean M. Traynor Title: Member

[Signature Page to the Side Agreement]

UNIVERSAL AMERICAN FINANCIAL CORP.
By:	/s/ Robert A. Waegelein
Name: Robert A. Waegelein Title: Executive Vice President and Chief Financial Officer
MH ACQUISITION I CORP.
By:	/s/ Robert A. Waegelein
Name: Robert A. Waegelein Title: Executive Vice President and Chief Financial Officer
MH ACQUISITION II LLC
By:	/s/ Robert A. Waegelein
Name: Robert A. Waegelein Title: President
MEMBERHEALTH, INC.
By:	/s/ Charles E. Hallberg
Name: Charles E. Hallberg Title: Chief Executive Officer
MHRx LLC
By:	/s/ Sean M. Traynor
Name: Sean M. Traynor Title: Member

[Signature Page to the Side Agreement]

WELSH, CARSON, ANDERSON & STOWE IX, L.P., as Shareholder Representative
By: WCAS IX ASSOCIATES LLC, its General Partner
By:	/s/ Sean M. Traynor
Name: Sean M. Traynor Title: Managing Member
LEE-UNIVERSAL HOLDINGS, LLC
By:	/s/ Joseph B. Rotberg
Name: Joseph B. Rotberg Title: CFO
WELSH, CARSON, ANDERSON & STOWE, X L.P.
By: WCAS X ASSOCIATES, LLC, its General Partner
By:	/s/ Sean M. Traynor
Name: Sean M. Traynor Title: Managing Member

[Signature Page to the Side Agreement]

UNION SQUARE UNIVERSAL PARTNERS, L.P.
By: Union Square Universal GP, LLC, its General Partner
By:	/s/ Craig Fisher
Name: Craig Fisher Title: Authorized Signatory
PERRY PARTNERS, L.P.,
By: Perry Corp., its General Partner
By:	/s/ Michael C. Neus
Name: Michael C. Neus Title: General Counsel
PERRY PARTNERS INTERNATIONAL, INC.,
By: Perry Corp., its Investment Manager
By:	/s/ Michael C. Neus
Name: Michael C. Neus Title: General Counsel

[Signature Page to the Side Agreement]

PERRY PRIVATE OPPORTUNITIES OFFSHORE FUND, L.P.
By: PERRY PRIVATE OPPORTUNITIES OFFSHORE FUND (CAYMAN) GP, L.L.C., its General Partner,
By: PERRY CORP., its Managing Member
By:	/s/ Michael C. Neus
Name: Michael C. Neus Title: General Counsel
PERRY PRIVATE OPPORTUNITIES FUND, L.P.
By: PERRY PRIVATE OPPORTUNITIES FUND GP, L.L.C., its General Partner,
By: PERRY CORP., its Managing Member
By:	/s/ Michael C. Neus
Name: Michael C. Neus Title: General Counsel

[Signature Page to the Side Agreement]

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Aamir Saleem
Name: Aamir Saleem Title: Vice President

[Signature Page to the Side Agreement]

Schedule I

Escrow Documents to be Dated and

Effective as of the Closing Escrow Release Date

1.	Opinion of Squire, Sanders & Dempsey L.L.P. contemplated by Section 6.2(e)(iv) of the Merger Agreement
2.	Opinion of Dechert LLP contemplated by Section 6.3(i)(iii) of the Merger Agreement
3.	Shareholders Agreement
4.	Opinion of Dechert LLP contemplated by Section 6.3(h)(iii) of the Securities Purchase Agreement
5.	FIRPTA Certificate of MemberHealth, Inc.